Exhibit 99.1
ABERCROMBIE & FITCH REPORTS SECOND QUARTER RESULTS;
SECOND QUARTER NET INCOME UP 14%;
SECOND QUARTER NET INCOME PER FULLY-DILUTED SHARE UP 14% TO $0.72;
BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND OF $0.175;
COMPANY PROVIDES OUTLOOK FOR SECOND HALF OF THE YEAR
New Albany, Ohio, August 15, 2006: Abercrombie & Fitch Co. (NYSE: ANF) today reported unaudited results which reflected record second quarter net income of $65.7 million and net income per share on a fully-diluted basis of $0.72 for the period ended July 29, 2006.
Second Quarter Developments
•	Total Company net sales increased 15% to $658.7 million; comparable store sales were flat versus a 30% increase for the second quarter of fiscal 2005.

•	Abercrombie & Fitch net sales increased 3% to $316.3 million; Abercrombie & Fitch comparable store sales decreased by 4%

•	abercrombie net sales increased 14% to $72.7 million; abercrombie comparable store sales increased by 11%

•	Hollister Co. net sales increased 32% to $262.9 million; Hollister Co. comparable store sales increased by 3%

•	RUEHL net sales increased 139% to $6.9 million; RUEHL comparable store sales increased 24%

•	Net income for the second quarter increased 14% to $65.7 million from $57.4 million in fiscal 2005

•	Net income per share on a fully-diluted basis increased 14% to $0.72 in the second quarter of 2006 from $0.63 in fiscal 2005
Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:
“I am very pleased with the record sales and profit that we achieved this quarter. Enhancing the quality of our brands and increasing the bottom line are our top priorities; to generate strong sales, gross margin and earnings reflects the strength of our business.”
Second Quarter Financial Results
Net sales for the thirteen weeks ended July 29, 2006 increased 15% to $658.7 million from $571.6 million for the thirteen weeks ended July 30, 2005. Total Company comparable store sales were flat to last year.

The gross profit rate for the quarter was 69.1%, up 90 basis points compared to last year. The improvement in gross profit rate was primarily due to a lower markdown rate combined with slightly higher initial markup versus last year.
Stores and Distribution expense, as a percentage of sales, increased 50 basis points to 41.1% from 40.6%. The increase in rate versus last year resulted primarily from expense related to improvements made to existing Abercrombie & Fitch stores including the right-size and refresh programs, partially offset by leverage in store payroll expense.
Marketing, General and Administrative expense, as a percentage of sales, increased 110 basis points to 13.0% from 11.9%. The increase in rate versus last year largely resulted from the expense related to FAS 123(R) and expense attributed to Information Technology related projects.
The expense related to FAS 123(R) for the second quarter of fiscal 2006 was $5.1 million on a pre-tax basis.
Net income for the quarter increased 14% to $65.7 million, or $0.72 per share on a fully-diluted basis, from $57.4 million, or $0.63 per share on a fully-diluted basis, for the second quarter of fiscal 2005.
Second Half and 2006 Fiscal Year Outlook
The Company expects net income per share on a fully-diluted basis for the second-half of fiscal 2006 to be in the range of $3.15 to $3.20, including a charge of approximately $0.02 attributable to expense related to FAS 123(R). Included in the Company’s guidance is an estimated $0.08 of incremental fourth quarter net income per fully-diluted share resulting from an extra selling week in the current year’s fiscal calendar. Based upon this guidance, the Company now expects its fully-diluted earnings per share for the year to be in the range of $4.49 to $4.54, including a charge of approximately $0.10 attributable to FAS 123(R).
The Company expects total capital expenditures for fiscal 2006 to be between $400 million and $420 million with approximately $260 million of this amount allocated to new store construction, store remodels, conversions, and improvements to existing stores, with the remainder related to home office and distribution center investments.
For fiscal 2006, the Company expects to increase gross square-footage from approximately 11% to 12% primarily through the addition of approximately 74 Hollister Co. new stores, 18 abercrombie new stores, eight Abercrombie & Fitch new stores and seven RUEHL new stores.
Other Developments
The Board of Directors declared a quarterly cash dividend of $0.175 per share on the Class A Common Stock of Abercrombie & Fitch Co. payable on September 19, 2006 to shareholders of record at the close of business on August 29, 2006.
The Company plans to open its first European location in London in early 2007.
The Company operated 351 Abercrombie & Fitch stores, 164 abercrombie stores, 355 Hollister Co. stores, and ten RUEHL stores at the end of the second quarter of 2006. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.
Today at 4:30 PM, Eastern Time, the Company will conduct a conference call. Management will discuss the Company’s performance, its plans for the future and will accept questions from participants. To listen to the live conference call, dial (800) 811-0667 or internationally at (913) 981-4901. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events.

Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 8591489 or for 12 months by visiting the Company’s website at www.abercrombie.com.
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For further information, call:	Thomas D. Lennox
Vice President, Corporate Communications
(614) 283-6751
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2006 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.